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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

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                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) OR 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                     Peoples Bankcorp, Inc.
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    (Exact Name of Registrant as Specified in Its Charter)


      New York                             [Application Pending]

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(State of Incorporation or Organization)         (I.R.S. Employer
                                              Identification no.)

825 State Street, Ogdensburg, New York                  13669
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(Address of Principal Executive Offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following
box.     [X]

Securities Act registration statement file number to which this form relates: 333-63625
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Securities to be registered pursuant to Section 12(b) of the Act:

                             None
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Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, par value $.01 per share
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                         (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 83-84), "Dividends" (page 9), "Market for the Common Stock" (page 10), "Restrictions on Acquisitions of the Company" (pages 78-83), "The Conversion -- Restrictions on Sales and Purchases of Shares by Directors and Officers" (page 31), "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Ogdensburg Federal Savings and Loan Association -- Liquidation Account" (pages 20-21) and "The Conversion -- Restrictions on Repurchase of Shares" (page 31) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-63625, declared effective on November 12, 1998 (the "Form SB-2").

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

        1.       Specimen Common Stock Certificate of Peoples
                 Bankcorp, Inc.

        2.  (a)  Certificate of Incorporation of Peoples
                 Bankcorp, Inc. (incorporated by reference to Exhibit 3.1 to the Form SB-2 (File No. 333-
                 63625)).

            (b) Bylaws of Peoples Bankcorp, Inc. (incorporated by reference to Exhibit 3.2 to the Form SB-2
                 (File No. 333-63625)).

            (c) Plan of Conversion of Ogdensburg Federal Savings and Loan Association (incorporated by reference to Exhibit 99.2 to the Form SB-2 (File No. 333-
                 63625)).


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                           EXHIBIT INDEX
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Exhibit
Number
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      1     Specimen Common Stock Certificate of Peoples
            Bankcorp, Inc.

      2(a)  Certificate of Incorporation of Peoples Bankcorp,
            Inc. (incorporated by reference to Exhibit 3.1 to the Form SB-2)

      2(b) Bylaws of Peoples Bankcorp, Inc. (incorporated by reference to Exhibit 3.2 to the Form SB-2)

      2(c)  Plan of Conversion of Ogdensburg Federal Savings and
            Loan Association (incorporated by reference to Exhibit 99.2 to the Form SB-2)


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                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         Peoples Bankcorp, Inc.
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                         (Registrant)



Date: December 28, 1998   By:/s/ Robert E. Wilson
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                             Robert E. Wilson
                             President, Chief Executive Officer
                             and Chief Financial Officer


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